OPTEX™ TRUE VISION

Optex Systems Holdings, Inc.
1420 Presidential Drive
Richardson, TX 75081 USA
(972) 764-5700
www.optexsys.com

Company Overview

Optex Systems Holdings, Inc. (OTCQB: OPXS), founded in 1988 in Texas, provides the most reliable optical sighting systems to the U.S. Department of Defense (DOD), foreign governments, and commercial consumers of optical products. Optex's products are installed on various types of U.S. military land vehicles, such as the Abrams and Bradley, and Stryker family of fighting vehicles, as well as light armored and armored security vehicles. Optex also manufactures and delivers numerous periscope configurations, rifle and surveillance sights and night vision optical assemblies. Optex is a market leader in military-grade optical products, with a reputation for quality and credibility as a strategic supplier for defense and commercial markets. Optex anticipates the opportunity to integrate some of its innovative night vision and optical sights products into new commercial applications. The Company has three patents issued and one under review with the USPTO. Optex has a successful track record of leveraging M&A to drive growth and strengthen its foothold in the market. The Company has successfully acquired two key companies that will shift the revenue mix between private, commercial and international customers. Optex recently completed a reverse split and anticipates uplisting to the NASDAQ in Q3 2016.

Company Statistics

Stock Symbol: OPXS

State of Incorporation: Delaware

Price: $2.45 (4/27/16)

52 Week Range: $2.00 - $14.00

Avg. Volume (90 day): 875

Common Shares Outstanding: 1.6 M

Market Cap: $3.8 M

Float: 112 K

Data compiled from Yahoo! Finance and other reliable sources

Company Financials

2015 (FY ends 9/27/15):

Cash on hand: $683k

Revenues: $13,003,000

Recent and Upcoming Highlights

- Potential uplist to NASDAQ Q3 2016
- April 2016: received $841 K order for advanced laser protected periscopes from U.S. Army
- Feb 2016: awarded $1.2 M for periscopes from General Dynamics Land Systems
- October 2015: awarded a $2.6 M international defense contract
- The Company completed a 1-for-1,000 reverse stock split on October 7, 2015.
- June 2015: Optex subsidiary Optex Systems, Inc. was awarded $1.3 M order for 11,200 ACOG Laser Filters with an option for an additional 11,200 units valued at $1.3 M
- June 2015: Optex Systems, Inc. entered into a strategic multiyear supply agreement with Nightforce to supply critical optical assemblies for $6 M

Milestones – Acquisitions

- Successfully acquired Miller-Holzwarth's assets in 2013
- Successfully acquired Applied Optics Center in 2014
- Signed $4.3 M supply agreement with L3 communications in 2014
- Signed $6 M supply agreement with Nightforce Optics Inc. in 2015

Investment Catalysts

Market Opportunity - $1 Billion

Periscopes & Vision Block and Sighting Systems combine for an estimated $1 billion worldwide. Optex has a great foothold in the Periscopes & Vision Block market with an estimated 75% market share in the U.S. ($8-$10 M) and 20-30% worldwide ($40-$50 M). The Company has a 5% market share in the U.S. ($100 M) for Sighting Systems but only about 1% in the worldwide market ($500 M - $1 B). Historically, the Company's growth and financial performance have been affected by the Department of Defense budget (DOD) which is expected to increase for the first time since 2010. Foreign military sales for U.S. built products has remained strong due to escalating geopolitical threats. As of July 15' Optex has a backlog of over $11 million. The Company has a strong IP portfolio, excellent proven military products with a pipeline of new commercial products and established sales channels throughout the world. Optex is a sole supplier of naval binoculars to the U.S. Navy and is getting its commercial products into Cabela's, a major outdoor retailer with a $3 billion market cap and other retailers.

Acquisition Strategy

Optex's strategic acquisition model identifies key targets with critical capabilities. The Company has been able to acquire competing companies via bargain pricing due to utilizing their network, industry knowledge and timing. Optex has the tools to vertically integrate acquired assets and boost economy of scale, gross margin, with the potential for higher manufacturing capacity. In 2013, Optex acquired the assets of Miller-Holzwarth Inc., a competitor that was a large producer of acrylic periscopes. In November 2014, Optex acquired a business unit from L-3 Communications, Applied Optics Center (AOC), located in Dallas, Texas. AOC is engaged in the production and marketing and sales of precision optical assemblies utilizing thin film coating capabilities for optical systems and components primarily used for military purposes. The purchased assets valued at $1 M consist of personal property, inventory, books and records, contracts, prepaid expenses and deposits, intellectual property, and governmental contracts and licenses utilized in the business comprised of the purchased assets.

New Product Launches

Optex released their patent pending Digital Spotting Scope, Red Tail, in 1H15 that is targeted towards long range observation and image recording used by military, border patrol, and select consumer/commercial applications. Red Tail is designed to deliver high definition images with military grade resolution at commercial "off the shelf" pricing. Using high grade optics to deliver a 45X magnified image onto a 5 megapixel CMOS sensor, the Red Tail device then transmits this image via Wi-Fi to the user's smartphone or tablet. Digital still images or videos can then be captured and/or emailed using a custom Red Tail app available for either iOS or Android devices. Optex demonstrated this device in April 2015 at the Border Security Expo in Phoenix, Arizona and received positive feedback from U.S. border agents, police officers, and other Expo attendees. Red Tail has been release to Cabela's for the consumer market and also the GSA U.S. General Services Administration. The Company forecasts strong growth from Red Tail and other new ventures.

Select Major Defense & Commercial Customers

Optex has positioned its technology to be implemented for both consumer use and enterprise solutions.

Management Team

Danny Schoening – CEO

28 years in Engineering, Manufacturing, Optics, and Business Leadership; holds 3 US Patents. Previously with Honeywell International (HON) and Finisar Corporation (FNSR).

Karen Hawkins – CFO

25 years in Defense and Transportation. Previously with General Dynamics (GD).

Bill Bates – General Manager – AOC Division

33 years in Optics and Military and Commercial Contracting. Previously with L-3 Communications (LLL).

Joe Aizpuru – Engineering Manager

28 years in Engineering/Optics. Holds 11 US Patents. Previously with Honeywell International (HON) and Finisar Corporation (FNSR).

Mitch Smith – Materials Manager

32 years in Materials and Supply Chain Management. Previously with Honeywell International (HON) and Finisar Corporation (FNSR).

Investor Relations Contact:

Robert Haag
IRTH Communications
Phone: +1-866-976-IRTH (4784)
OPXS@irthcommunications.com

Proven Leadership & Management to Steer Growth

Optex has a strong seasoned management team in place led by CEO Danny Schoening. Schoening is an industry vet with the experience to execute the Company's growth and integration. He handled key acquisitions for Honeywell International (HON - $75 B market cap) and was VP of Operations for Finisar Corporation AOC Division where he led a 200 man team. The other members of the management team are highly accomplished with diverse experience and have held key positions in major defense, military, aerospace and other industries.

Increased Emphasis on Commercial and Foreign Sales

Optex has been able to successfully diversify their sales channels throughout the years. Optex's management team has placed an increased emphasis on new opportunities to promote and deliver Optex's products in foreign military markets. Commercial and foreign military sales have been ramping up quickly and commercial product's bid gross margin is 25-50%, compared with 20-25% for military periscopes and sighting systems. In November 2015, Optex entered into a retail sales relationship with Cabela's Inc., to distribute Optex's Red Tail Digital Spotting Scope as well as Optex's new Stabilized Monocular. Optex are presently in negotiations to make these devices available via General Services Administration schedules for government personnel. The Company's international contract wins include selling its technology patented products in new military programs in Chile, Brazil, Israel, Belgium, and Canada. The Company has also entered negotiations with Australia, Saudi Arabia and South America with contract expected in 2016 as it continues its foreign order expansion.

Company Products

Optex is an innovation leader that uses the highest quality materials to deliver world-class field performance. It uses its 93,000 square foot facility to develop high-grade products. Optex has established core competencies by proving its product reliability, product quality and maintaining deep product and sector knowledge in a supply chain control environment. The Company contentiously looks for new product development opportunities and with its new night vision systems and periscope technology enchantments. Key products include:

Periscopes: Laser & Non-Laser Protected Acrylic & Glass Periscopes
M Series
ICWS


M36/M36 DIM Compatible
DDAN Elbow Assembly

Sighting Systems: Digital Day and Night (DDAN), Muzzle Reference Systems (MRS), Ship Binoculars, and Collimators, etc.
CSS
MRS
Big Eye, etc.


Day View
Night View

AOC: Optically aligned metal and glass lens sets
Optical cell
Eyepiece
Objective lens sets





AOC: Optical Coatings
Laser Interference Filters

Other: Misc. Repair parts, Howitzer Components



Customer Base

Optex serves customers in four primary categories:

Prime Defense Contractor's (TACOM Life Cycle Command, DLA (Defense Logistics Agency) Warren, U.S. Army, Navy and Marine Corps)

Defense subcontractor's (General Dynamics, L-3 Communications, BAE, and NorcaTec)

Military Supplier to Foreign Governments (Israel, Australia and NAMSA)

Commercial Optical Assembly Supplier's (Nightforce Optics, Cabela's).

In FY 2015, Optex generated roughly 83.6% of its revenue from four major customers: U.S. government agencies (32.0%), General Dynamics (26.4%), L-3 Communications (14.1%) and Nightforce Optics (11.1%). Optex has roughly 80 discrete contracts for items that are utilized in vehicles, product lines and spare parts. Due to the high percentage of prime and subcontracted U.S. defense revenues, large customer base, Optex has a well-diversified revenue pool.